Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Tom Filandro - ICR, Inc.
Managing Director
tom.filandro@icrinc.com
(646) 277-1235

BIG LOTS REPORTS Q2 RESULTS

SALES OF $1.46 BILLION WITH 2-YEAR COMP OF 14%
ECOMMERCE DEMAND UP 10% TO SECOND QUARTER 2020 AND UP 400% TO 2019
1.7 MILLION NEW MEMBERS TO REWARDS PROGRAM
EPS OF $1.09 WITHIN GUIDANCE RANGE
FOR Q2 RESULTS PRESENTATION, PLEASE VISIT: https://www.biglots.com/corporate/investors

Columbus, Ohio – August 27, 2021 – Big Lots, Inc. (NYSE: BIG) today reported net income of $37.7 million, or $1.09 per diluted share, for the second quarter of fiscal 2021 ended July 31, 2021, which compares to the company’s guidance for the second quarter, as provided on May 28, 2021, of $1.00 to $1.15 per diluted share. Net income for the second quarter of fiscal 2020 was $452.0 million, or $11.29 per diluted share. This result included a one-time, after-tax benefit of $341.9 million, or $8.54 per diluted share, associated with the sale and leaseback transactions that closed during the second quarter of fiscal 2020. Excluding this benefit, adjusted net income for the second quarter of 2020 was $110.1 million, or $2.75 per diluted share (see non-GAAP reconciliation included later in this release).

Net sales for the second quarter of fiscal 2021 totaled $1,457 million, a 11.4% decrease compared to $1,644 million for the same period last year, and an increase of 16.4% compared to the second quarter of fiscal 2019. The decline to last year was driven by a comparable sales decrease of 13.2%, as the company lapped an historic 31.3% comparable sales increase last year. Net new stores and relocations contributed approximately 180 basis points of sales growth. On a two-year basis, comparable sales increased 14.0%.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “We have completed another solid quarter that demonstrated the strength of our Operation North Star strategic initiatives, with continued focus on our growth drivers – customer growth, merchandise productivity, ecommerce, and store count growth. We saw two-year comp sales growth across all merchandise categories other than Food, with strong double digit two-year growth in Furniture, Soft Home, Hard Home, and Apparel, Electronics & Other. Furniture sales remain strong and were up over 30% to 2019, led by continued acceleration in Broyhill. Also within furniture, we are very enthusiastic about the expanding offering in our entry-level price-point Real Living brand, which provides great value for our existing and new customers. Speaking of new customers, we added nearly 1.7 million new Rewards customers to the Big Lots family during the quarter. Meanwhile, The LOT! and Queue Line strategies are now rolled out to 1,225 stores, and continue to drive a combined 3% sales lift.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

Ecommerce demand grew by 10% in the second quarter compared to fiscal 2020. This represents over 400% growth to the second quarter of 2019. Demand generated in the ecommerce channel was driven by strong sell-through in our lawn & garden assortment. In addition, we posted another quarter of net store count growth, as we continue to accelerate on this key growth driver. To enhance our in-store experience, we have now launched Project Refresh, a multi-year program to upgrade our approximately 800 stores not included in our prior Store of the Future program.

Finally, we are thrilled with the continued rollout this quarter of our “Be A BIGionaire” brand campaign. I’m delighted to share that the campaign is working very well with around 60% of the transaction lifts coming from new Bigionaires visiting us for the first time, while also driving incremental visits from existing customers.

Our results for the quarter were tempered by continued supply chain and freight headwinds, as well as other inflationary pressures. Against this backdrop, we continue to invest in our future growth. Our first forward distribution center became operational at the end of the quarter, and the second will begin operations next week.”

Mr. Thorn further remarked, “We know that the supply chain headwinds will continue into Fall and Holiday, and the situation remains fluid. But our team is working exceptionally hard to get through this and make sure that our assortments continue to surprise our customers and deliver phenomenal value! Our 30,000+ Big Lots associates are committed to our mission of helping our customers Live Big and Save Lots. I am so proud to be a member of this team, and I am deeply thankful for their unwavering commitment.”

This earnings release and related financial information are available at biglots.com/corporate/investors. Also available on the website is an investor presentation highlighting key themes from the company’s Q2 performance and current outlook.

Inventory and Cash Management
Inventory ended the second quarter of fiscal 2021 at $944 million compared to $714 million for the same period last year with the 32% increase resulting from the lapping of atypically low inventory levels at the end of the second quarter of fiscal 2020.

The company ended the second quarter of fiscal 2021 with $293 million of Cash and Cash Equivalents and no long-term debt, compared to $899 million of Cash and Cash Equivalents and $43 million of long-term debt as of the end of the second quarter of fiscal 2020. The company ended the second quarter of fiscal 2021 with $293 million of Cash and Cash Equivalents and no long-term debt, compared to $899 million of Cash and Cash Equivalents and $43 million of long-term debt as of the end of the second quarter of fiscal 2020. During the quarter the company paid down the remaining $44.3 million principal balance under our 2019 Term Note secured by equipment at its Apple Valley, California distribution center.

Share Repurchase Authorization
As previously announced, on August 27, 2020, the company’s Board of Directors authorized the repurchase of up to $500 million of the company’s outstanding common shares. The authorization may be utilized to repurchase shares in the open market and/or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors. In the second quarter of fiscal 2021, the company invested $153 million to repurchase 2.4 million shares at an average cost of $63.57. Through the end of the second quarter of fiscal 2021, the company had utilized $403 million under this authorization to repurchase approximately 7.3 million shares at an average cost of $55.18. Share repurchases completed during the second quarter of 2021 contributed approximately $0.03 to diluted EPS for the quarter.

Dividend
As also announced in a separate press release, on August 25, 2021, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $10 million will be payable on September 24, 2021, to shareholders of record as of the close of business on September 10, 2021.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

Company Outlook
For the third quarter of fiscal 2021 the company expects to report a diluted loss per share in the range of $0.10 to $0.20, based on a mid-single digit comparable sales decline, which equates to a low-double digit two-year comparable sales increase. The company expects gross margin to be down approximately 175 basis points to last year, driven by freight headwinds. The company also expects these headwinds to adversely affect the fourth quarter with full year gross margin rate down approximately 100 basis points to last year. For the full year, the company expects a low single digit comp decline, which incorporates an adverse sales impact from supply chain disruption. Taking into account the aforementioned impacts, the company expects full year earnings in the range of $5.90 to $6.05. The foregoing guidance does not incorporate further potential share repurchases in the fiscal year.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the second quarter of fiscal 2021. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 p.m. today and will remain available through midnight on Friday, September 10, 2021. A replay of this call will also be available beginning today at 12:00 p.m. through September 10 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13722207. All times are Eastern Time.

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a neighborhood discount retailer operating 1,422 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and Big Lots NOW with same day delivery. The company’s product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables, and Hard Home. A Fortune 500 company and ranked #1 on Total Retail's 2020 Top 100 Omnichannel Retailers list, Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers with the ultimate bargain and treasure hunt shopping experience, being a "best place to work" culture for associates, rewarding shareholders with consistent growth and top-tier returns, and doing good in local communities. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 31	AUGUST 1
	2021	2020
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$293,322	$898,560
Inventories	943,776	713,504
Other current assets	142,066	83,956
Total current assets	1,379,164	1,696,020

Operating lease right-of-use assets	1,652,631	1,663,020

Property and equipment - net	737,259	727,091

Deferred income taxes	18,316	16,597
Other assets	35,355	66,762
	$3,822,725	$4,169,490

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$390,597	$379,409
Current operating lease liabilities	218,930	206,088
Property, payroll and other taxes	102,477	93,829
Accrued operating expenses	137,874	137,428
Insurance reserves	36,033	35,360
Accrued salaries and wages	72,306	44,755
Income taxes payable	1,396	179,821
Total current liabilities	959,613	1,076,690

Long-term debt	0	43,074

Noncurrent operating lease liabilities	1,492,148	1,472,307
Deferred income taxes	1,287	4,639
Insurance reserves	58,955	56,333
Unrecognized tax benefits	10,392	10,442
Other liabilities	146,961	177,845

Shareholders' equity	1,153,369	1,328,160
	$3,822,725	$4,169,490

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 31, 2021		AUGUST 1, 2020
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,457,374	100.0	$1,644,197	100.0
Gross margin	577,797	39.6	683,564	41.6
Selling and administrative expenses	488,658	33.5	504,000	30.7
Depreciation expense	35,289	2.4	33,974	2.1
Gain on sale of distribution centers	0	0.0	(463,053)	(28.2)
Operating profit	53,850	3.7	608,643	37.0
Interest expense	(2,296)	(0.2)	(2,548)	(0.2)
Other income (expense)	(133)	(0.0)	1,357	0.1
Income before income taxes	51,421	3.5	607,452	36.9
Income tax expense	13,714	0.9	155,480	9.5
Net income	$37,707	2.6	$451,972	27.5

Earnings per common share
Basic	$1.11		$11.52
Diluted	$1.09		$11.29

Weighted average common shares outstanding
Basic	34,004		39,239
Dilutive effect of share-based awards	712		801
Diluted	34,716		40,040

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 31, 2021		AUGUST 1, 2020
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,082,926	100.0	$3,083,346	100.0
Gross margin	1,231,744	40.0	1,254,320	40.7
Selling and administrative expenses	986,076	32.0	962,631	31.2
Depreciation expense	69,266	2.2	71,664	2.3
Gain on sale of distribution centers	0	0.0	(463,053)	(15.0)
Operating profit	176,402	5.7	683,078	22.2
Interest expense	(4,864)	(0.2)	(5,870)	(0.2)
Other income (expense)	827	0.0	(1,960)	(0.1)
Income before income taxes	172,365	5.6	675,248	21.9
Income tax expense	40,095	1.3	173,953	5.6
Net income	$132,270	4.3	$501,295	16.3

Earnings per common share
Basic	$3.81		$12.79
Diluted	$3.75		$12.66

Weighted average common shares outstanding
Basic	34,676		39,184
Dilutive effect of share-based awards	643		419
Diluted	35,319		39,603

Cash dividends declared per common share	$0.60		$0.60

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JULY 31, 2021	AUGUST 1, 2020
	(Unaudited)	(Unaudited)

Net cash (used in) provided by operating activities	($62,135)	$322,263

Net cash (used in) provided by investing activities	(44,916)	546,499

Net cash used in financing activities	(212,956)	(282,074)

(Decrease) increase in cash and cash equivalents	(320,007)	586,688
Cash and cash equivalents:
Beginning of period	613,329	311,872
End of period	$293,322	$898,560

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	JULY 31, 2021	AUGUST 1, 2020
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$142,158	$468,384

Net cash (used in) provided by investing activities	(77,086)	517,586

Net cash used in financing activities	(331,306)	(140,131)

(Decrease) increase in cash and cash equivalents	(266,234)	845,839
Cash and cash equivalents:
Beginning of period	559,556	52,721
End of period	$293,322	$898,560

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution centers, gain on sale of distribution centers rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the second quarter of 2020, the year-to-date 2020, and the full year 2020 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Second quarter of 2020 - Thirteen weeks ended August 1, 2020

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$504,000	$(3,956)	$500,044
Selling and administrative expense rate	30.7%	(0.2%)	30.4%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(28.2%)	28.2%	—
Operating profit	608,643	(459,097)	149,546
Operating profit rate	37.0%	(27.9%)	9.1%
Income tax expense	155,480	(117,194)	38,286
Effective income tax rate	25.6%	0.2%	25.8%
Net income	451,972	(341,903)	110,069
Diluted earnings per share	$11.29	$(8.54)	$2.75

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Year-to-date 2020 - Twenty-six weeks ended August 1, 2020

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$962,631	$(3,956)	$958,675
Selling and administrative expense rate	31.2%	(0.1%)	31.1%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(15.0%)	15.0%	—
Operating profit	683,078	(459,097)	223,981
Operating profit rate	22.2%	(14.9%)	7.3%
Income tax expense	173,953	(117,194)	56,759
Effective income tax rate	25.8%	0.5%	26.3%
Net income	501,295	(341,903)	159,392
Diluted earnings per share	$12.66	$(8.63)	$4.02

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Full Year 2020 - Fifty-two weeks ended January 30, 2021

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$2,497,386	$(3,956)	$2,493,430
Selling and administrative expense rate	40.3%	(0.1%)	40.2%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(7.5%)	7.5%	—
Operating profit	856,548	(459,097)	397,451
Operating profit rate	13.8%	(7.4%)	6.4%
Income tax expense	215,415	(117,194)	98,221
Effective income tax rate	25.5%	(0.0%)	25.5%
Net income	629,191	(341,903)	287,288
Diluted earnings per share	$16.11	$(8.75)	$7.35

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.